EXHIBIT 16.1

April 23, 2025

United States Securities and Exchange

Commission Office of the Chief Accountant

100 F Street, N.E.

Washington, D.C.

20549

Re: Freedom Holdings, Inc.

Dear Sirs/Madams,

We have read the statements under item 4.01 in the Form 8-K dated April 18, 2025, of Freedom Holdings, Inc. to be filed with the Securities and Exchange Commission and we agree with such statements therein as related to our firm.

Regards,

Yours faithfully,

For: Olayinka Oyebola & Co

Yinka Oyebola FCA

Managing Partner/CEO